UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   February 18, 2005

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-116590	52-2175259
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Eldorado Street
Decatur, IL 62522-1808

(Address of Principal Executive Offices)

(217) 423-4471

(Registrant’s telephone number, including area code)

Mueller Holdings (N.A.), Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 18, 2005, the Company’s wholly-owned subsidiary, Mueller Group, Inc. (“Mueller Group”) entered into an employment agreement (the “Employment Agreement”) with Darrell Jean relating to his employment with Mueller Group in a new position as its Vice President of Business Development.  Mr. Jean previously served as Mueller Group’s Chief Financial Officer and was replaced by Tom Fish on January 27, 2005 (as previously disclosed pursuant to Item 5.02 of Form 8-K filed on January 28, 2005).

The term of Mr. Jean’s employment under the Employment Agreement is three years with a commencement date of January 1, 2005 (the “Term”).  Mr. Jean’s annual base salary is $200,000 (the “Salary”).  The Salary shall be reviewed no less frequently than annually by the compensation committee of the board of directors of the Company and shall be increased by an amount that is at least equal to the greater of: (i) 4% of Mr. Jean’s base salary in effect immediately prior to such adjustment, or (ii) the product of (A) the cost of living increase (as defined in the Employment Agreement) and (B) Mr. Jean’s base salary in effect immediately prior to such adjustment. Mr. Jean shall receive an annual bonus equivalent to not less than 5% of the bonus pool applicable to compensate senior executives of Mueller Group (currently, the Senior Executive Bonus Pool of the Mueller Water Products, Inc. Management Incentive Plan).  Mr. Jean is also entitled to participate in the benefit programs available to Mueller Group employees generally, and employees in the class of senior executives of Mueller Group.

As provided in the Employment Agreement, Mr. Jean is entitled to receive equity compensation awards in connection with an initial public offering of equity securities by the Company, if any, consummated during his employment with Mueller Group and if other senior executives are entitled to receive such equity compensation awards.  The level of Mr. Jean’s participation in such equity compensation awards is subject to the sole discretion of the board of directors of the Company.

If Mr. Jean’s employment is terminated by Mueller Group without cause on or before December 31, 2006, the agreement provides for payment of a severance benefit in an amount equal to the greater of: (I) the sum of the unpaid Salary and annual bonus for the remainder of the Term, or (II) the sum of (A) 18 months’ Salary, plus (B) 150% of the annual bonus paid or payable to Mr. Jean for the fiscal year immediately preceding the fiscal year in which termination occurs.  In the event Mr. Jean is terminated by Mueller Group without cause after December 31, 2006 but before the end of the Term, he shall be entitled to severance compensation in an amount as described in clause (II) above.  Mueller Group’s obligation to make such severance payments is conditioned upon the execution by Mr. Jean of a release of Mueller Group and certain other parties from certain complaints, claims, demands, liabilities and rights.

As consideration for Mueller Group to enter into the Employment Agreement, Mr. Jean irrevocably and unconditionally released Mueller Group and certain other parties from certain complaints, claims, demands, liabilities and rights arising from Mr. Jean’s employment at Mueller Group through the effective date of the Employment Agreement.

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

10.1*	Employment Agreement by and between Mueller Group, Inc. and Darrell Jean dated as of February 18, 2005.

*  Filed as an Exhibit to the Mueller Group, Inc. Form 8-K filed on February 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2005	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Dale B. Smith
Dale B. Smith
President and Chief Executive Officer